Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
The following is a list of subsidiaries of the Company as of December 31, 2015, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo International plc
Astora Women's Health Technologies	Ireland	Indirect
Endo DAC	Ireland	Direct
Endo Finance II Limited	Ireland	Indirect
Endo Finance III Limited	Ireland	Indirect
Endo Finance IV Limited	Ireland	Indirect
Endo Finance Limited	Ireland	Indirect
Endo Ireland Finance Limited	Ireland	Indirect
Endo Management Limited	Ireland	Indirect
Endo TopFin Limited	Ireland	Indirect
Endo Ventures Limited	Ireland	Indirect
Hawk Acquisition Ireland Limited	Ireland	Indirect
Paladin Labs Europe Limited	Ireland	Indirect
Endo Bermuda Finance Limited	Bermuda	Indirect
Endo Global Ventures	Bermuda	Indirect
Endo Ventures Bermuda Limited	Bermuda	Indirect
Paladin Labs Canadian Holding Inc.	Canada	Indirect
Paladin Labs Inc.	Canada	Indirect
Endo Ventures Cyprus Limited	Cyprus	Indirect
Endo Luxembourg Finance Company I S.a r.l.	Luxembourg	Indirect
Endo Luxembourg Finance Company II S.a r.l.	Luxembourg	Indirect
Endo Luxembourg Holding Company S.a r.l.	Luxembourg	Indirect
Endo US Holdings Luxembourg I S.a r.l.	Luxembourg	Indirect
Endo US Holdings Luxembourg II S.a r.l.	Luxembourg	Indirect
Grupo Farmaceutico Somar, S.A. de C.V.	Mexico	Indirect
Laboratorios Paladin S.A. de C.V.	Mexico	Indirect
Serral, S.A. de C.V.	Mexico	Indirect
Somar Humana, S.A. de C.V.	Mexico	Indirect
Endo Netherlands B.V.	Netherlands	Indirect
Litha Healthcare Group Limited	South Africa	Indirect
Actient Therapeutics, LLC	Delaware	Indirect
Anchen Incorporated	Delaware	Indirect
Anchen Pharmaceuticals, Inc.	California	Indirect
Astora Holdings, LLC	Delaware	Indirect
Astora Women's Health Holdings, LLC	Delaware	Indirect
Astora Women's Health, LLC	Delaware	Indirect
Auxilium Pharmaceuticals, Inc.	Delaware	Indirect
Auxilium US Holdings, LLC	Delaware	Indirect
DAVA Pharmaceuticals, Inc.	Delaware	Indirect
Endo Finance LLC	Delaware	Indirect
Endo Finco Inc.	Delaware	Indirect
Endo Health Solutions Inc.	Delaware	Indirect
Endo LLC	Delaware	Indirect
Endo Pharmaceuticals Inc.	Delaware	Indirect
Endo Pharmaceuticals Solutions Inc.	Delaware	Indirect
Endo Pharmaceuticals Valera, Inc.	Delaware	Indirect
Endo U.S. Inc.	Delaware	Indirect
Generics Bidco I, LLC	Delaware	Indirect

Exhibit 21

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo International plc
Generics Bidco II, LLC	Delaware	Indirect
Generics International (US Holdco), Inc.	Delaware	Indirect
Generics International (US Midco), Inc.	Delaware	Indirect
Generics International (US Parent), Inc.	Delaware	Indirect
Generics International (US), Inc.	Delaware	Indirect
JHP Acquisition LLC	Delaware	Indirect
JHP Group Holdings, Inc.	Delaware	Indirect
Ledgemont Royalty Sub LLC	Delaware	Indirect
Par, Inc.	Delaware	Indirect
Par Pharmaceutical Companies, Inc.	Delaware	Indirect
Par Pharmaceutical, Inc.	Delaware	Indirect
Par Sterile Products, LLC	Delaware	Indirect
Vintage Pharmaceuticals, LLC	Delaware	Indirect